Exhibit 5.1

Stratasys Ltd.

1 Holtzman Street

Science Park

P.O. Box 2496

Rehovot 76124, Israel

January 7, 2021

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to Stratasys Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the resale, from time to time, of up to 2,772,950 ordinary shares, par value New Israeli Shekel 0.01 per share (“Ordinary Shares”), consisting of 1,252,463 Ordinary Shares that were issued (excluding Ordinary Shares placed into escrow) (the “Closing Shares”) and up to 1,520,487 additional Ordinary Shares, in the aggregate, that may be issued, or may be released from escrow, under alternative circumstances (the “Additional Shares,” and, together with the Closing Shares, collectively, the “Shares”) to certain former stockholders and employees (including officers) of Origin Inc. (the “Selling Shareholders” and “Origin,” respectively), which the Company acquired on December 31, 2020 pursuant to an Agreement and Plan of Merger and Reorganization, dated December 8, 2020, by and among the Company, Origin and certain additional parties thereto (the “Acquisition Agreement”), as described in the Registration Statement.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of a meeting of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; (iv) the Acquisition Agreement; and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of the Acquisition Agreement, it was the valid and legally binding obligation of the third parties (other than the Company), enforceable against such third parties in accordance with the terms thereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance, and, in the case of the Closing Shares, have been, or, in the case of the Additional Shares, will be, upon fulfillment of the conditions for issuance thereof under the Acquisition Agreement, legally issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Law Offices